Exhibit 99.1

     Dayton Superior Reports Fourth Quarter and Full Year Results

    DAYTON, Ohio--(BUSINESS WIRE)--Feb. 25, 2004--Dayton Superior Corporation reported today that sales for the fourth quarter of 2003 totaled $99.4 million, a 6.6% increase from year earlier fourth quarter sales of $93.2 million. The increase in sales was primarily due to the July 2003 acquisition of Safway Formwork Systems, which contributed $6.8 million.
    Gross margin for the fourth quarter of 2003 was 27.7% of sales as compared to 31.3% of sales in the fourth quarter of 2002. This was primarily due to higher operating expenses, such as rental depreciation from the acquisition of Safway, steel, and insurance. Lower used rental equipment sales also contributed to the decrease in gross margin as a percent of sales. SG&A increased to $24.3 million in the recent quarter from $23.9 million in the fourth quarter of 2002, primarily due to the acquisition of Safway. Excluding the acquisition of Safway, which added $2.4 million of SG&A costs, SG&A costs would have declined $2.0 million in the quarter as a result of the Company's cost savings initiatives.
    Income from operations in the recent quarter totaled $1.6 million versus $2.5 million in the fourth quarter of 2002. The Company reported a net loss of $4.9 million in the fourth quarter of 2003, versus a net loss of $5.6 million in the fourth quarter of 2002.
    Sales for the entire year of 2003 totaled $377.9 million, versus $398.7 million in 2002. Safway contributed $9.6 million in sales for the year. Gross margins declined to 27.6% of sales for 2003 versus 32.3% of sales in 2002 due to higher operating expenses, such as depreciation, steel, and insurance. SG&A expenses for the entire year declined over $4.0 million, despite adding over $3.0 million in SG&A for Safway, as management continued its efforts to minimize costs. For 2003, Dayton Superior had an operating income of $14.0 million versus $31.7 million in 2002. The Company reported a net loss of $17.1 million for 2003 versus the net loss of $20.3 million reported in 2002. Included in the 2003 loss was a $2.5 million loss on early extinguishment of long-term debt. Included in the 2002 loss was a goodwill write-down of $17.1 million after taxes.
    Stephen R. Morrey, Dayton Superior's President and Chief Executive Officer said, "While there are some signs that the market for product sales appears to be near the bottom, we expect that the first half of 2004 will be challenging for rental revenue and used equipment sales. This less favorable sales mix, coupled with rising steel costs, will continue to exert pressure on our gross margin. We believe already announced price increases effective January 1 and March 1 will offset the impact of rising steel costs on gross margin, although we do not expect to fully realize this until the second half of 2004. In addition, we are continuing our efforts to rationalize our cost structure to position the Company for a market recovery."

    The Company has scheduled a conference call at 11:00 a.m. ET, Thursday, February 26, 2004 to discuss the 2003 results. The conference call can be accessed by dialing 1-703-925-2727. A replay of the call will be available from 4:00 p.m. ET on February 26, 2004 through 11:59 p.m. on March 7, 2004 by calling 1-703-925-2510 and entering reservation #398892.

    Dayton Superior Corporation is the largest North American manufacturer and distributor of metal accessories and forms used in concrete construction and metal accessories used in masonry construction and has an expanding construction chemicals business. The Company's products, which are marketed under the Dayton Superior(R), Dayton/Richmond(R), Symons(R), American Highway Technology(R) and Dur-O-Wal(R) names, among others, are used primarily in two segments of the construction industry: non-residential buildings and infrastructure construction projects.

    Note: Certain statements made herein concerning anticipated future performance are forward-looking statements. These forward-looking statements are based on estimates, projections, beliefs and assumptions of management and are not guarantees of future performance. Actual future performance, outcomes and results may differ materially from those expressed in forward-looking statements as a result of a number of important factors. Representative examples of these factors include (without limitation) the cyclical nature of nonresidential building and infrastructure construction activity, which can be affected by factors outside Dayton Superior's control such as the general economy, governmental expenditures, interest rate increases, and changes in banking and tax laws; the amount of debt we must service; the effects of weather and the seasonality of the construction industry; our ability to implement cost savings programs successfully and on a timely basis; Dayton Superior's ability to successfully integrate acquisitions on a timely basis; and favorable market response to price increases. This list of factors is not intended to be exhaustive, and additional information concerning relevant risk factors can be found in Dayton Superior's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, current Reports on Form 8-K, and Registration Statement on Form S-4 filed with the Securities and Exchange Commission.

                            (tables follow)


                      Dayton Superior Corporation
                  Summary Income Statement, Unaudited
                            (in thousands)

                                         For the fiscal quarter ended:
                                         Dec. 31, 2003  Dec. 31, 2002

Product sales                             $     73,952    $    67,062
Rental revenue                                  11,873         11,361
Used rental equipment sales                     13,533         14,802
                                           ------------    -----------
    Net Sales                                   99,358         93,225

Product cost of sales                           59,006         51,353
Rental cost of sales                             7,843          5,436
Used rental equipment cost of sales              4,994          7,287
                                           ------------    -----------
    Cost of Sales                               71,843         64,076

Product gross profit                            14,946         15,709
Rental gross profit                              4,030          5,925
Used rental equipment gross profit               8,539          7,515
                                           ------------    -----------
    Gross Profit                                27,515         29,149

Product gross profit %                           20.2%          23.4%
Rental gross profit %                            33.9%          52.2%
Used rental equipment gross profit %             63.1%          50.8%
    Gross Profit %                               27.7%          31.3%

Selling, General & Administrative               24,331         23,856
Selling, General & Administrative %              24.5%          25.6%
Facility Closing and Severance Expenses          1,051          2,540
Amortization of Intangibles                        501            302
Operating Income                                 1,632          2,451
Operating Income %                                1.6%           2.6%

Interest Expense                                11,683          9,086
Loss (Gain) on Disposals of Property,
 Plant, and Equipment                             (774)           950
Other (Income) Expense                              (6)            36
Loss Before Income Taxes                        (9,271)        (7,621)
Pretax Margin                                    (9.3%)         (8.2%)

Benefit for Income Taxes                        (4,406)        (2,031)
Effective Tax Rate                               47.5%          26.7%


Net Loss                                  $     (4,865)   $    (5,590)


                      Dayton Superior Corporation
                  Summary Income Statement, Unaudited
                            (in thousands)

                                              For the year ended:
                                          Dec. 31, 2003  Dec. 31, 2002

Product sales                              $   301,837    $   318,016
Rental revenue                                  36,294         45,080
Used rental equipment sales                     39,723         35,641
                                            -----------    -----------
   Net Sales                                   377,854        398,737

Product cost of sales                          237,032        236,782
Rental cost of sales                            23,775         19,404
Used rental equipment cost of sales             12,791         13,675
                                            -----------    -----------
   Cost of Sales                               273,598        269,861

Product gross profit                            64,805         81,234
Rental gross profit                             12,519         25,676
Used rental equipment gross profit              26,932         21,966
                                            -----------    -----------
   Gross Profit                                104,256        128,876

Product gross profit %                           21.5%          25.5%
Rental gross profit %                            34.5%          57.0%
Used rental equipment gross profit %             67.8%          61.6%
   Gross Profit %                                27.6%          32.3%

Selling, General & Administrative               87,020         91,221
Selling, General & Administrative %              23.0%          22.9%
Facility Closing and Severance Expenses          2,294          5,399
Amortization of Intangibles                        944            603
Operating Income                                13,998         31,653
Operating Income %                                3.7%           7.9%

Interest Expense                                39,955         33,967
Loss (Gain) on Disposals of Property,
 Plant, and Equipment                             (636)         1,115
Loss on Early Extinguishment of
 Long-Term Debt                                  2,480              -
Other Expense                                       20             80
Loss Before Income Taxes                       (27,821)        (3,509)
Pretax Margin                                    (7.4%)         (0.9%)

Benefit for Income Taxes                       (10,713)          (386)
Effective Tax Rate                               38.5%          11.0%
Loss Before Cumulative Effect of
 Change in Accounting Principle                (17,108)        (3,123)
Cumulative Effect of Change in Accounting
 Principle, Net of Income Tax Benefit                -        (17,140)

Net Loss                                   $   (17,108)   $   (20,263)


                      Dayton Superior Corporation
                        Segment Data, Unaudited
                            (in thousands)

                                         For the fiscal quarter ended:
                                         Dec. 31, 2003  Dec. 31, 2002

Sales:
   Construction Products Group:
      Product sales                       $     63,722   $     58,553
      Rental revenue                               896          1,264
      Used rental equipment sales                2,927          2,504
                                           ------------   ------------
        Total Construction Products Group       67,545         62,321

   Symons:
      Product sales                             16,103         12,640
      Rental revenue                            10,977         10,097
      Used rental equipment sales               10,606         12,298
                                           ------------   ------------
        Total Symons                            37,686         35,035

   Intersegment Eliminations-
    Product Sales                               (5,873)        (4,131)
                                           ------------   ------------
        Net Sales                               99,358         93,225

Income (Loss) Before Income Taxes
   Construction Products Group                   3,766          2,385
   Symons                                        1,628          5,407
   Corporate                                   (14,665)       (15,413)
                                           ------------   ------------
        Loss Before Income Taxes          $     (9,271)  $     (7,621)


                      Dayton Superior Corporation
                        Segment Data, Unaudited
                            (in thousands)

                                              For the year ended:
                                         Dec. 31, 2003  Dec. 31, 2002

Sales:
  Construction Products Group:
    Product sales                         $    262,753   $    278,473
    Rental revenue                               3,194          4,694
    Used rental equipment sales                  4,403          4,085
                                           ------------   ------------
      Total Construction Products Group        270,350        287,252

  Symons:
    Product sales                               60,936         60,773
    Rental revenue                              33,100         40,386
    Used rental equipment sales                 35,320         31,556
                                           ------------   ------------
      Total Symons                             129,356        132,715

  Intersegment Eliminations-Product Sales      (21,852)       (21,230)
                                           ------------   ------------
      Net Sales                                377,854        398,737


Income (Loss) Before Income Taxes
  Construction Products Group                   12,709         24,993
  Symons                                        14,386         19,317
  Corporate                                    (54,916)       (47,819)
                                           ------------   ------------
      Loss Before Income Taxes            $    (27,821)  $     (3,509)


                      Dayton Superior Corporation
                   Summary Balance Sheet, Unaudited
                            (in thousands)

                                                    As of:
                                          Dec. 31, 2003  Dec. 31, 2002
Summary Balance Sheet:
Cash                                      $      1,995   $      2,404
Accounts Receivable, Net                        64,849         61,165
Inventories                                     49,437         47,911
Other Current Assets                            10,934         17,257
Total Current Assets                           127,215        128,737
Rental Equipment, Net                           78,042         63,160
Property & Equipment, Net                       62,238         61,246
Goodwill & Other Assets                        126,031        120,828
Total Assets                              $    393,526   $    373,971

Current Portion of Long-Term Debt         $      2,406   $      6,991
Accounts Payable                                20,526         25,667
Other Current Liabilities                       32,028         30,328
Total Current Liabilities                       54,960         62,986
Long-Term Debt                                 339,484        292,545
Other Long-Term Liabilities                      6,349         22,681
Shareholders' Equity (Deficit)                  (7,267)        (4,241)
Total Liabilities &
 Shareholders' Equity (Deficit)           $    393,526   $    373,971


                      Dayton Superior Corporation
                Summary Cash Flow Statement, Unaudited
                            (in thousands)

                                              For the year ended:
                                         Dec. 31, 2003  Dec. 31, 2002

Net Loss                                  $    (17,108)  $    (20,263)
Non-Cash Adjustments to Net Loss                (5,674)        23,305
Changes in Assets and Liabilities              (10,073)       (20,292)
Net Cash Used in Operating Activities          (32,855)       (17,250)

Property, Plant and
 Equipment Additions, Net                       (6,935)        (9,267)
Rental Equipment Additions, Net                 12,152         17,230
Acquisition                                    (13,302)             -
Net Cash Provided By (Used in)
 Investing Activities                           (8,085)         7,963

Issuance of Long-Term Debt                      28,572          6,167
Financing Costs Incurred                        (1,860)             -
Purchase of Treasury Shares                          -           (205)
Repayment of Loans to Shareholders                 148            502
Issuance of Common Shares                       13,059            131
Financing Activities                            39,919          6,595

Other, Net                                         613            107
Net Decrease in Cash                      $       (408)  $     (2,585)

    CONTACT: Dayton Superior Corporation
             Edward J. Puisis, 937-428-7172
             Fax: 937-428-9115